SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 22, 2007 (March 16, 2007)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street
P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Supplemental Executive Retirement Agreement w/Donald Grill
Supplemental Executive Retirement Agreement w/Robert Sewick
Severance Compensation Agreement w/Donald Grill
Severance Compensation Agreement w/Robert Sewick

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 16, 2007, Fentura Financial, Inc. (the “Corporation”) entered into amended and restated Severance and Supplemental Executive Retirement Agreements with its Chief Executive Officer, Donald L. Grill, and Senior Vice President, Robert E. Sewick. A summary of the material terms of the agreements are set forth below.
Amendments to Severance Compensation Agreements
     The Corporation and either The State Bank or West Michigan Community Bank (the “Affiliate Banks”) have entered into severance compensation agreements (the “Severance Agreements”) with Messrs. Grill and Sewick. Under the Severance Agreements, if a “change in control” occurs while the Executive is an employee of the Corporation or the Affiliate Bank, and if within five years thereafter the Executive’s employment is terminated without “cause,” by the Executive for “good reason,” or by either party because of the Executive’s death or disability, then the Corporation and (the “Affiliate Bank”) are required to pay the Executive severance compensation.
     The amount of severance compensation payable to Messrs. Grill and Sewick is determined in the same manner. First, within 30 days following termination of employment, the Corporation shall pay a lump sum payment in an amount equal to the unpaid amount of any base salary and director’s fees not yet paid, plus a pro rata portion of the executive’s annual bonus, plus any compensation previously deferred by the Executive, plus any accrued vacation pay. Second, the Executive shall have the right to exercise any stock options awarded prior to his termination of employment. Third, for a period of two years following the Executive’s termination of employment, the Corporation shall pay an annual amount to the Executive equal to 50% of the highest amount of the Executive’s annual compensation in the five preceding calendar years, with such payments being made in monthly installments. Fourth, for a period of five years following termination of employment, the Corporation shall provide Executive health insurance coverage equivalent to the insurance coverage in effect immediately prior to the termination of employment.
     Prior to their amendment, the Severance Agreements provided that the maximum benefits payable under the Severance Agreements and any other agreements with the Corporation or the Affiliate Bank would be limited so that the total amounts payable to the Executives that would be considered contingent upon a Change in Control would not be considered parachute payment. The Severance Agreements have been amended to provide that severance payments will not be limited and that in the event that any payments under the Severance Agreements or any other Severance Agreements with the Corporation or the Affiliate Bank are considered parachute payments, the Executive shall be entitled to a gross-up payment in the amount such that the Executive retains an aggregate after-tax amount equal to the amount that the Executive would have received had the executive not incurred any excise taxes on excess parachute payments under the Internal Revenue Code. See the section entitled “Summary of Federal Income Tax Consequences of Severance and SERP Agreements.”
     The Severance Agreements were also amended to adopt certain changes to comply with Section 409A of the Internal Revenue Code. Pursuant to this amendment, payments under the Severance Agreements to the Executive will be delayed for a period of six months to the extent that the Executive is considered a key employee and the delay required by Section 409A.
     “Change in Control” means (i) the acquisition, directly, indirectly and/or beneficially, by any person or group, of more than fifty percent (50%) of the voting securities of the Corporation or the Bank, (ii) the occurrence of any event at any time during any two (2) year period which results in a majority of the Board of Directors of the Corporation or the Affiliate Bank being comprised of individuals who were not members of such Board at the commencement of that two (2) year period (the “Incumbent Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s or the Affiliate Bank’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of the office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board, (iii) a sale of all or substantially all of the assets of the Corporation or the Affiliate Bank to another entity, or (iv) a merger or reorganization of the Corporation or the Affiliate Bank with another entity.
     “Cause” means (i) the willful and continuing failure by the Executive to substantially perform his duties with the Affiliate Bank or the Corporation (other than any such failure resulting from the Executive’s death or Disability) and which is not remedied in a reasonable period of time after receipt by Executive of written notice from the Affiliate Bank specifying the duties the Executive has failed to perform, or (ii) the willful and continued engaging by Executive in gross misconduct that is materially injurious to the Affiliate Bank or the Corporation and which is not ceased within a reasonable period of time after receipt by Executive of written notice from the Affiliate Bank specifying the misconduct and the injury, or (iii) an adjudication of the Executive’s guilt of any crime involving a serious and substantial breach of the Executive’s fiduciary duties to the Affiliate Bank. No act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Affiliate Bank or the Corporation.
     “Good Reason” means any of the following, as determined by the Executive in his discretion: (i) the assignment to the Executive by the Affiliate Bank or the Corporation of any duties inconsistent with his position, duties, responsibilities and status with the Affiliate Bank or the Corporation immediately prior to a Change in Control, or a change adverse to Executive in Executive’s reporting responsibilities, titles, terms of employment (including bonus, compensation, fringe benefits and vacation entitlement) or offices as in effect immediately prior to a Change in Control; or (ii) the Affiliate Bank or the Corporation requiring Executive to be based anywhere other than within fifteen (15) miles of his present office location, or to travel on business of the Affiliate Bank to an extent substantially greater than Executive’s present business travel obligations; or (iii) the failure by the Corporation to obtain the assumption of the agreement. If any of the foregoing result from, or follow, a termination of employment for Cause, then Good Reason will not have occurred.
Supplemental Executive Retirement Agreements
     The Corporation and the Affiliate Banks have entered into a Supplemental Executive Retirement Agreements with Mr. Donald L. Grill and Mr. Robert E. Sewick (the “SERP Agreements”). The SERP Agreements are designed to encourage key executives to remain long term employees of the Corporation, and to provide specified benefits to certain key executives who contribute materially to the continued growth, development and future business success of the Corporation. The retirement benefits are an unsecured obligation of the Corporation. The Corporation has purchased certain prepaid life insurance policies and expects to apply the value of the policies to pay for all or a portion of the annual costs for the SERP Agreements.
     The SERP Agreements provide for a normal retirement benefit payable at the Executive’s normal retirement age, which is age 65. In the case of Mr. Grill’s SERP Agreement, the annual benefit payable is 25% of Mr. Grill’s base salary. In the case of Mr. Sewick’s SERP Agreement, the benefit payable is 20% of Mr. Grill’s base salary. In the case of both SERP Agreements, the benefit is paid in 180 consecutive equal monthly installments.
     In the case of the Executive’s termination of employment prior to age 65, but not after a Change in Control, the amount payable to the Executive under the SERP Agreements is equal to the vested portion of the amount accrued by the Corporation as a liability using Generally Accepted Accounting Principles. This amount is payable in 180 monthly installments. At age 55, the Executive becomes 50% vested in the amount accrued and an additional 10% each year thereafter. The Executive becomes 100% vested in the amount accrued at disability or death and a minimum accrual amount is specified in the case of death, which is $602,767 for Mr. Grill and $335,356 for Mr. Sewick, which minimums are not subject to change. In the event of death, disability or early termination, the benefit is payable in monthly installments for 15 years. Interest is credited annually to the balance of the early termination, disability or death benefit payable at the Merrill Lynch High Grade Long Term Bond Rate.
     In the case of the Executive’s termination of employment for reasons other than death, disability, early termination or discharge for cause within one year following a Change in Control of the Corporation, the Executive is entitled to a lump sum payment equal to the 180 monthly payments the Executive would have received at normal retirement at or after age 65. This payment is determined as if the date of the Executive’s separation from service following the Change in Control was after the Executive’s attainment of age 65, regardless of the actual age attained by the Executive.
     “Change in Control” means a change in ownership or effective control of the Company or the Affiliate Bank, or in the ownership of a substantial portion of the assets of the Company or the Bank, as such change is defined in Section 409A of the Internal Revenue Code.
     Prior to their amendment, the SERP Agreements provided that SERP Agreement payments would not be limited to prevent the occurrence of a parachute payment under Section 280G of the Internal Revenue Code. The SERP Agreements also provided that, in the event that any payments under the SERP Agreements or any other agreements with the Corporation or the Affiliate Bank are considered parachute payments, the Executive shall be entitled to a gross-up payment in the amount such that the Executive retains an aggregate after-tax amount equal to the amount that the Executive would have received had the executive not incurred any excise taxes on excess parachute payments under the Internal Revenue Code. These provisions have been modified to provide the same methodology for calculating the gross-up payment that apply under the Corporation’s severance compensation agreements, as amended. See the section entitled “Summary of Federal Income Tax Consequences of Severance and SERP Agreements.”
     The SERP Agreements were also amended to adopt certain changes to comply with Section 409A of the Internal Revenue Code. Pursuant to this amendment, payments under the SERP Agreements to the Executive will be delayed for a period of six months to the extent that the Executive is considered a key employee and the delay required by Section 409A.
Summary of Federal Income Tax Consequences of the Severance and SERP Agreements
     The amounts payable to the Executives pursuant to the Severance and SERP Agreements are generally not included in the Executives’ income for federal income tax purposes until they are actually paid to the Executive. Except for any portion of payments under the Severance and SERP Agreements that are treated as excess parachute payments, as described below, the payments are intended to be deductible by the Corporation.
     The payments under the Severance and SERP Agreements may be considered to be indirectly contingent upon a Change in Control of the Corporation pursuant to the provisions of Section 280G of the Internal Revenue Code. If the present value as of the date of a Change in Control of the Corporation, together with all other payments to the Executive that are considered directly or indirectly contingent upon a Change in Control, exceeds three times the Executive’s base amount, then the amount in excess the Executive’s base amount is considered an excess parachute payment. The executive’s base amount is generally defined as the executive’s taxable compensation paid by the Corporation or its Bank Affiliates for the five calendar years preceding the year in which the Change in Control of the Corporation occurs.

     Excess parachute payments are not deductible by the Corporation and subject the Executive to an excise tax equal to 20% of the excess parachute payment. The Severance and SERP Agreements, as amended, provide that in the event the Executive incurs a 20% excise tax, the Executive shall be entitled to a gross-up payment in an amount such that the Executive retains an aggregate after-tax amount equal to the amount that the Executive would have received had the executive not incurred any excise taxes on excess parachute payments under the Internal Revenue Code.
     The Severance and SERP Agreements are subject to certain requirements of Section 409A of the Internal Revenue Code which include rules regarding the timing of payments to the Executives. If the Executives are considered key employees pursuant to Section 416 of the Internal Revenue Code, then payments to the Executives must not be made until six months following the Executive’s termination of employment. If the Severance and SERP Agreements do not comply with Section 409A, the Executive would incur an excise tax equal to 20% of the amounts payable under the Severance and SERP Agreements, plus interest in certain cases. The Corporation intends that the Severance and SERP Agreements comply with Section 409A.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number
10.1	Supplemental Executive Retirement Agreement with Donald Grill dated March 16, 2007.

10.2	Supplemental Executive Retirement Agreement with Robert Sewick dated March 16, 2007.

10.3	Severance Compensation Agreement with Donald Grill dated March 16, 2007.

10.4	Severance Compensation Agreement with Robert Sewick dated March 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Ronald L. Justice
Ronald L. Justice, SVP-Corporate Governance &
Investor Relations

Dated: March 22, 2007

EXHIBIT INDEX

Exhibit Number
10.1	Supplemental Executive Retirement Agreement with Donald Grill dated March 16, 2007.

10.2	Supplemental Executive Retirement Agreement with Robert Sewick dated March 16, 2007.

10.3	Severance Compensation Agreement with Donald Grill dated March 16, 2007.

10.4	Severance Compensation Agreement with Robert Sewick dated March 16, 2007.